Nomura Asset Acceptance Corporation
Alternative Loan Trust,
Mortgage Pass-Through Certificates,
Series 2006-AF1
Issuing Entity

Group II, Group III, Group IV and Group V Certificates
(ARMs)

$279 million (+/- 10%)
(Approximate)

Supplement to Free Writing Prospectus
May 15, 2006

Nomura Asset Acceptance Corporation
Depositor
Commission File Number: 333-132108

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling collect 1-212-667-2316.

This Supplement to Free Writing Prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this Supplement to Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Supplement to Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Supplement to Free Writing Prospectus relating to these securities.

The asset-backed securities referred to in this Supplement to Free Writing Prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this Supplement to Free Writing Prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This Supplement to Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

INFORMATION STATEMENT

The information set forth in this supplement to the free writing prospectus (the “Supplement”), together with any accompanying information, may be based only on a statistical sample of Mortgage Loans (defined below) (the “Statistical Pool”) expected to be included in the trust along with other Mortgage Loans on the Closing Date (defined below). In addition, certain Mortgage Loans contained in the Statistical Pool may be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date (the “Final Pool”). The Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Statistical Pool will be larger than the Final Pool, and the aggregate principal balances of the Mortgage Loans in the Final Pool will be reduced from the Statistical Pool as described in this Supplement. Although Nomura Securities International, Inc. believes the information with respect to the Statistical Pool will be representative of the Final Pool (except with respect to aggregate principal balance of the Mortgage Loans, as described above), the collateral characteristics of the Final Pool may nonetheless vary from the collateral characteristics of the Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

STRUCTURAL SUMMARY

Structure Overview
Class	Initial Principal Balance ($)(1)	Coupon Type	Initial Pass-Through Rate (%)	Pricing Speed	WAL (years) (2)	Principal Window (months) (2)	Collateral WA MTR (3)	Expected Rating (S&P/Moody’s)(4)
II-A	23,231,000	Variable (5)	6.41444	25% CPB (7)	1.87	1-34	34	AAA / Aaa
III-A-1	141,903,000	Variable (5)	6.64428	25% CPB (7)	2.48	1-59	58	AAA / Aaa
III-A-2	15,767,000	Variable (5)	6.64428	25% CPB (7)	2.48	1-59	58	AAA / Aaa
IV-A	47,396,000	Variable (5)	6.40367	25% CPB (7)	2.82	1-83	82	AAA / Aaa
V-A	28,430,000	Variable (5)	6.33992	25% CPB (7)	3.08	1-119	118	AAA / Aaa
C-B-1	8,511,000	Variable (6)	6.54536	25% CPB (7)	4.15	1-58	67	AA / Aa2
C-B-2	5,022,000	Variable (6)	6.54536	25% CPB (7)	4.15	1-58	67	A / A2
C-B-3	3,209,000	Variable (6)	6.54536	25% CPB (7)	4.15	1-58	67	BBB / Baa2
C-B-4 (8)	2,232,000	Variable (6)	6.54536	25% CPR (7)	6.13	1-359	67	BB / NR
C-B-5 (8)	1,953,000	Variable (6)	6.54536	25% CPR (7)	6.13	1-359	67	B / NR
C-B-6 (8)	1,398,271	Variable (6)	6.54536	25% CPR (7)	6.13	1-359	67	Unrated

(1)	Approximate. Subject to a permitted variance of plus or minus 10%.

(2)
With respect to the classes of certificates listed above other than the Class C-B-4, Class C-B-5 and Class C-B-6 Certificates (the “Offered Certificates”), assumes CPB; with respect to the Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, assumes CPR. The prepayment assumption for OID purposes will be CPR.

(3)	The weighted average months to roll for the Mortgage Loans comprising loan group II, loan group III, loan group IV, and loan group V, in the aggregate (the “Group II-V Mortgage Loans"), is 67 months.

(4)	Final class sizes and ratings may vary and will be contingent on loan group II, loan group III, loan group IV and loan group V as included in the Final Pool and other structural attributes.

(5)	After the first Distribution Date, the per annum pass-through rate will equal the weighted average of the net mortgage rates of the Mortgage Loans in the related loan group (30/360, 24-day delay).

(6)
After the first Distribution Date, the per annum pass-through rate for the Subordinate Certificates (as defined herein) will equal the weighted average (weighted in each case on the basis of the result of subtracting from each loan group the current Certificate Principal Balance of the related Group II-V Senior Certificates (as defined herein)) of the weighted average net mortgage rates of each loan group of the Group II-V Mortgage Loans (30/360, 24-day delay).

(7)
With respect to the Class C-B-1, Class C-B-2 and Class C-B-3 Certificates, run to the 10% optional termination. With respect to the Class II-A, Class III-A-1, Class III-A-2, Class IV-A, Class V-A, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, run to maturity.

(8)	The Class C-B-4, Class C-B-5 and Class C-B-6 Certificates are not offered hereby. Any information with regard to said classes is only provided to enhance the understanding of the Offered Certificates.

TRANSACTION SUMMARY

Title of Series:	Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-AF1

Cut-off Date:	May 1, 2006

Closing Date:	On or about May 25, 2006

Investor Settlement Date:	On or about May 31, 2006

Depositor:	Nomura Asset Acceptance Corporation

Underwriter:	Nomura Securities International, Inc.

Sponsor:	Nomura Credit & Capital, Inc.

Master Servicer and Securities Administrator:	Wells Fargo Bank, N.A.

Servicer:	Initially, GMAC Mortgage Corporation

The Sponsor, as owner of the Group II-V Mortgage Loans to be sold to the trust, will retain certain rights relating to the servicing of the Group II-V Mortgage Loans, including the right to terminate and replace GMAC Mortgage Corporation at any time, without cause, or hire a special servicer as further specified in the pooling and servicing agreement.

Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, N.A.

Credit Risk Manager:
Portfolio Surveillance Analytics, LLC, as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to the Servicer regarding certain delinquent and defaulted Group II-V Mortgage Loans. The Credit Risk Manager will rely upon Group II-V Mortgage Loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

Type of Offering:	The Offered Certificates will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.

Minimum Denomination:	For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof.

Record Date:	For each class of Group II-V Certificates (as defined below), and for any Distribution Date, the last business day of the month preceding the month in which such Distribution Date occurs.

Distribution Date:	The 25th day of each calendar month beginning in June 2006, or if such day is not a business day, then the following business day.

Last Scheduled Distribution Date:
The Distribution Date in June 2036 will be the last scheduled Distribution Date for the Offered Certificates. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date.

Certificate Designations:	Class II-A Certificates, and any additional classes of certificates of comparable rating or payment priority (the “Group II Senior Certificates”)

Class III-A-1 Certificates and Class III-A-2 Certificates, and any additional classes of certificates of comparable rating or payment priority (the “Group III Senior Certificates”)

Class IV-A Certificates, and any additional classes of certificates of comparable rating or payment priority (the “Group IV Senior Certificates”)

Class V-A Certificates, and any additional classes of certificates of comparable rating or payment priority (the “Group V Senior Certificates”), together, with the Group II Senior Certificates, the Group III Senior Certificates and the Group IV Senior Certificates (the “Group II-V Senior Certificates”)

Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates (collectively, the “Subordinate Certificates”, together, with the Group II-V Senior Certificates, the “Group II-V Certificates”);

The trust will consist of an additional loan group and issue additional classes of certificates with respect to such loan group. Amounts received or advanced in respect of the Mortgage Loans comprising loan group II, loan group III, loan group IV and loan group V will be used exclusively for distributions on the Group II-V Certificates, and will provide no credit support or other credit enhancement to, or source of distributions on the classes of certificates related to the other loan group. Amounts received or advanced in respect of the mortgage loans comprising the additional loan group will be used exclusively for distributions on the certificates related to that loan group, and will provide no credit support or other credit enhancement to, or source of distributions on, the Group II-V Certificates. The optional termination related to the Mortgage Loans comprising loan group II, loan group III, loan group IV and loan group V (and the Group II-V Certificates) will be independent of any optional termination related to the additional loan group (and certificates related to that loan group).

Only the Group II-V Certificates designated on page 3 hereof (other than the Class C-B-4, Class C-B-5 and Class C-B-6 Certificates) are offered hereby (collectively, the “Offered Certificates”).

Additional Classes:
The Class C-B-4, Class C-B-5, Class C-B-6, Class P and Class R Certificates will not be publicly offered. Any information with regard to said classes is only provided to enhance the understanding of the Offered Certificates.

Prepayment Period:
With respect to any Distribution Date, the 14th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 13th day of the month in which the Distribution Date occurs.

Accrual Period:
The Accrual Period for the Group II-V Certificates and any Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs. Calculations of interest on such certificates will be based on a 360-day year that consists of twelve 30-day months.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Mortgage Loans in loan group II, loan group III, loan group IV and loan group V (and all properties acquired by the trust in respect of such Mortgage Loans) in the trust and thereby effect early retirement of the Group II-V Certificates if on such Distribution Date the aggregate stated principal balance of the Mortgage Loans in loan group II, loan group III, loan group IV and loan group V (and all properties acquired by the trust in respect of such Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans in loan group II, loan group III, loan group IV and loan group V as of the Cut-off Date.

Taxation - REMIC:
For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The Group II-V Certificates and the Class P Certificates will represent beneficial ownership of “regular interests” in the related REMIC.

The Class R Certificates will represent the beneficial ownership of the sole class of “residual interests” in the related REMIC.

Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.

Ratings:
The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) with the ratings indicated in the table on page 3 of this document. The Offered Certificates may be rated by additional rating agencies.

Credit Enhancement Structure:
Shifting Interest. In addition, the Class III-A-1 Certificates are “super senior” to the Class III-A-2 Certificates, because the Class III-A-2 Certificates are allocated realized losses incurred on the Group III Mortgage Loans after the certificate principal balances of the Subordinate Certificates have been reduced to zero (as described herein) and before such realized losses are allocated to the Class III-A-1 Certificates.

Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Free Writing Prospectus accompanying this Supplement to Free Writing Prospectus.

CREDIT ENHANCEMENT

Triggers

There will be delinquency and loss trigger tests as required by the Rating Agencies in order to achieve the ratings set forth on page 3 hereof.

Allocation of Losses on the Group II-V Certificates; Subordination of Subordinate Certificates

Credit enhancement for the Group II-V Senior Certificates includes the subordination of the Subordinate Certificates and the priority of application of Realized Losses on the Group II-V Mortgage Loans. The Subordinate Certificates will be subordinate in right of payment of and provide credit support to the Group II-V Senior Certificates to the extent described herein. The support provided by the Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Group II-V Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Group II-V Senior Certificates protection against certain losses. The subordination amount for the Group II-V Senior Certificates will range between 7.20% and 8.80% to achieve the ratings indicated on page 3 hereof.

Any Realized Loss with respect to a Group II-V Mortgage Loan, except for an Excess Loss, will be allocated among the Group II-V Certificates as follows: first, to the Subordinate Certificates in reverse order of their payment priority, until the Certificate Principal Balance of each such class has been reduced to zero and second, to the Group II-V Senior Certificates related to the loan group for which the Realized Loss was incurred, on a pro rata basis, based on the Certificate Principal Balance of each such Group II-V Senior Certificate in reduction of its Certificate Principal Balance, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, that the pro rata portion of any Realized Losses on the Group III Mortgage Loans which would otherwise be allocated to the Group III Senior Certificates will be allocated first to the Class III-A-2 Certificates, until its Certificate Principal Balance has been reduced to zero and then to the Class III-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero.

On each Distribution Date, Excess Losses with respect to principal will be allocated pro rata among the classes of Group II-V Certificates related to the loan group for which the Excess Loss was incurred, based on their respective Certificate Principal Balances; provided, however, that the pro rata portion of any Excess Losses on the Group III Mortgage Loans which would otherwise be allocated to the Class III-A-1 Certificates will be allocated first to the Class III-A-2 Certificates, until its Certificate Principal Balance has been reduced to zero and then to the Class III-A-1 Certificates, until its Certificate Principal Balance has been reduced to zero.

On each Distribution Date, if the aggregate Certificate Principal Balance of all classes of Group II-V Certificates exceeds the Aggregate Collateral Balance after giving effect to distributions of principal and the allocation of all losses to the Group II-V Certificates on that Distribution Date, that excess will be deemed a principal loss and will be allocated to the most junior class of Subordinate Certificates then outstanding.

The Subordinate Certificates will provide limited protection to the classes of Group II-V Certificates of higher relative priority against (i) Special Hazard Losses in an initial amount required by the Rating Agencies to achieve the ratings listed on page 3 hereof (the “Special Hazard Loss Coverage Amount”), (ii) Bankruptcy Losses in an initial amount required by the Rating Agencies to achieve the ratings listed on page 3 hereof (the “Bankruptcy Loss Coverage Amount”) and (iii) Fraud Losses in an initial amount required by the Rating Agencies to achieve the ratings listed on page 3 hereof (the “Fraud Loss Coverage Amount”).

The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Subordinate Certificates. In addition, (a) on each anniversary prior to the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount will be reduced to an amount equal to the lesser of (A) a percentage required by the rating agencies to achieve the ratings listed on page 3 hereof of the current aggregate principal balance of the Group II-V Mortgage Loans and (B) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the cut-off date over the cumulative amount of Fraud Losses allocated to the Subordinate Certificates since such preceding anniversary, and (b) on the fifth anniversary of the Cut-off Date, zero.

The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Subordinate Certificates.

The Special Hazard Loss Coverage Amount will be reduced, from time to time, to an amount equal on any Distribution Date to the least of: (A) the greatest of (i) a percentage required by the Rating Agencies to achieve the ratings listed on page 3 hereof of the Aggregate Collateral Balance on such Distribution Date, (ii) twice the Stated Principal Balance of the largest Group II-V Mortgage Loan, or (iii) the aggregate Stated Principal Balance of the Group II-V Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate Stated Principal Balance of any such zip code area; and (B) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Subordinate Certificates since the Closing Date.

Cross-Collateralization—The Group II-V Certificates

In general, distributions on the Group II Senior Certificates, Group III Senior Certificates, Group IV Senior Certificates, and Group V Senior Certificates are made primarily from amounts received or advanced in respect of the Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, and Group V Mortgage Loans, respectively. However, in the event that the Group II-V Senior Certificates related to a loan group are paid in full or the aggregate Certificate Principal Balance of the Group II-V Senior Certificates related to a particular loan group or loan groups exceeds the aggregate Stated Principal Balance of the Mortgage Loans in such loan group or loan groups (each an “Undercollateralized Group”), amounts received or advanced on the other loan groups may be used to make payments to the Group II-V Senior Certificates related to the Undercollateralized Group or Groups.

Shifting Interest—The Group II-V Certificates

Upon the initial issuance of the Group II-V Certificates, the Group II-V Senior Certificates will be entitled to a significantly larger percentage of principal paid on the Group II-V Mortgage Loans than the Subordinate Certificates, such percentage decreasing as the Certificate Principal Balance of the Group II-V Senior Certificates decreases in proportion to the Subordinate Certificates. In addition, the entire amount of any prepayment or other unscheduled recovery of principal with respect to a Group II-V Mortgage Loan may be allocated to the Group II-V Senior Certificates during at least the first seven years after the date of initial issuance of the Group II-V Certificates, with such allocation being subject to gradual reduction thereafter, thereby extending the period during which the Subordinate Certificates remain available as credit enhancement for the Group II-V Senior Certificates. This allocation has the effect of accelerating the amortization of the Group II-V Senior Certificates while, in the absence of losses in respect of the Group II-V Mortgage Loans, increasing the percentage interest in the principal balance of the Group II-V Mortgage Loans evidenced by the Subordinate Certificates.

DISTRIBUTIONS OF INTEREST ON THE GROUP II-V CERTIFICATES

Adjustment Amount—Means, with respect to each anniversary of the Cut-off Date, the amount, if any, by which the Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of (x) the product of 1% and the Stated Principal Balance of all the Group II-V Mortgage Loans on the Distribution Date immediately preceding such anniversary, (y) the aggregate Stated Principal Balance of the Group II-V Mortgage Loans located in the zip code containing the largest aggregate Stated Principal Balance of the Group II-V Mortgage Loans, and (z) twice the Stated Principal Balance of the Group II-V Mortgage Loan which has the largest Stated Principal Balance on the Distribution Date immediately preceding such anniversary.

Aggregate Collateral Balance—Means, with respect to any Distribution Date, the aggregate of the Stated Principal Balances of the Group II-V Mortgage Loans as of the last day of the related due period.

Aggregate Loan Group Balance—With respect to either loan group II, loan group III, loan group IV or loan group V and any Distribution Date, the aggregate of the Stated Principal Balances of the Group II-V Mortgage Loans in the related loan group as of the last day of the related due period.

Bankruptcy Loss Coverage Amount—With respect to any Distribution Date, the aggregate amount of Bankruptcy Losses that are allocated solely to the Subordinate Certificates, which is initially an amount required by the Rating Agencies to achieve the ratings listed on page 3 hereof.

Bankruptcy Losses—With respect to either loan group II, loan group III, loan group IV or loan group V, Realized Losses on the Group II-V Mortgage Loans in that loan group incurred as a result of Debt Service Reductions and Deficient Valuations.

Certificate Principal Balance—With respect to any class of Group II-V Certificates as of any date of determination, an amount equal to the initial certificate principal balance of that class, reduced by the aggregate of the following amounts allocable to that class: (i) all amounts previously distributed to holders of certificates of that class as payments of principal; (ii) the amount of Realized Losses, including Excess Losses, allocated to that class; and (iii) in the case of the Subordinate Certificates, any amount allocated to a class of Subordinate Certificates in reduction of its Certificate Principal Balance if the aggregate Certificate Principal Balance of the Group II-V Certificates exceeds the Aggregate Collateral Balance on such date, as described below under “Allocation of Losses;” provided, however, that the Certificate Principal Balance of each class of Group II-V Certificates to which Realized Losses have been allocated (including any such class of certificates for which the Certificate Principal Balance has been reduced to zero) will be increased, up to the amount of related Recoveries for such Distribution Date, as follows: (a) first, the Certificate Principal Balance of each class of Group II-V Senior Certificates related to the loan group from which each Recovery was collected will be increased, pro rata, up to the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of each such class of certificates, and (b) second, the Certificate Principal Balance of each class of Subordinate Certificates will be increased, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of each such class of Subordinate Certificates.

Class B Component Balance—With respect to any date of determination and loan group II, loan group III, loan group IV and loan group V, the excess, if any, of (i) the Aggregate Loan Group Balance of such loan group as of such date, over (ii) the then-outstanding aggregate Certificate Principal Balance of the related Group II-V Senior Certificates as of such date.

Class B Percentage—With respect to any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to that Distribution Date divided by the Aggregate Collateral Balance for that Distribution Date.

Compensating Interest—With respect to any Distribution Date and (a) the servicer, will be an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls on the Group II-V Mortgage Loans for the related Distribution Date and (ii) the aggregate Servicing Fee due the servicer for such Distribution Date and (b) the master servicer, will be an amount equal to any Prepayment Interest Shortfalls required to be funded by the servicer and not funded, up to the aggregate master servicing compensation for such Distribution Date.

Credit Support Depletion Date—Means the Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero.

Debt Service Reduction—A reduction in the amount of the monthly payment due on a Group II-V Mortgage Loan as established by a bankruptcy court in a bankruptcy of the related borrower.

Deficient Valuation—The difference between the outstanding principal balance of a Group II-V Mortgage Loan and a reduced secured debt as a result of a bankruptcy court establishing the value of the mortgaged property at an amount less than the then outstanding principal balance of such Group II-V Mortgage Loan in connection with a bankruptcy of the related borrower.

Excess Losses—Means Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount.

Fraud Loss—With respect to either loan group II, loan group III, loan group IV or loan group V, Realized Losses sustained on a Liquidated Group II-V Mortgage Loan in that loan group by reason of a default arising from fraud, dishonesty or misrepresentation.

Fraud Loss Coverage Amount—Means the aggregate amount of Fraud Losses that are allocated solely to the Subordinate Certificates, which initially shall be an amount required by the Rating Agencies to achieve the ratings listed on page 3 hereof.

Insurance Proceeds—Means amounts paid pursuant to any insurance policy, with respect to a Group II-V Mortgage Loan that has not been used to restore the related mortgaged property or released to the mortgagor in accordance with the terms of the pooling and servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

Liquidated Group II-V Mortgage Loan—Means a Group II- V Mortgage Loan for which the servicer has determined that it has received all amounts that it expects to recover from or on account of such Group II-V Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

Liquidation Principal—Means the principal portion of Liquidation Proceeds received on a Group II-V Mortgage Loan that became a Liquidated Group II-V Mortgage Loan, but not in excess of the Stated Principal Balance of that Group II-V Mortgage Loan, during the calendar month preceding the month of the related Distribution Date.

Liquidation Proceeds—Means amounts, including Insurance Proceeds, received in connection with the liquidation of a defaulted Group II-V Mortgage Loan, whether through trustee’s sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property, other than Recoveries.

Loss Allocation Limitation—Means the limitation on reduction of the Certificate Principal Balance of any class of Group II-V Certificates on any Distribution Date on account of any Realized Loss to the extent that the reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Group II-V Certificates as of that Distribution Date to an amount less than the aggregate principal balance of the Group II-V Mortgage Loans as of the following Distribution Date, less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

Net Interest Shortfall—With respect to any Distribution Date and loan group, the sum of: (i) the amount of interest which would otherwise have been received for a Group II-V Mortgage Loan in that loan group during the prior calendar month that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for those types of losses; and (ii) any related Net Prepayment Interest Shortfalls.

Net Mortgage Rate—With respect to any Group II-V Mortgage Loan, the interest rate set forth in the related mortgage note minus the sum of the Servicing Fee Rate, the rate at which the fee payable to the credit risk manager is calculated and the rate at which the fee payable to any provider of lender paid mortgage insurance is calculated.

Net Prepayment Interest Shortfall—With respect to any Distribution Date and loan group II, loan group III, loan group IV and loan group V, the amount by which the aggregate of Prepayment Interest Shortfalls for such loan group during the related Prepayment Period exceeds the available Compensating Interest for that period.

Prepayment Interest Shortfall—The amount by which interest paid by a borrower in connection with a prepayment of principal on a Group II-V Mortgage Loan, net of the amount required to be paid as a servicing fee, is less than one month’s interest at the related mortgage rate, net of the amount required to be paid as a servicing fee, on the Stated Principal Balance or the amount prepaid of that Group II-V Mortgage Loan, as applicable.

Relief Act Reduction—Means a reduction in the amount of the scheduled interest payment on a Group II-V Mortgage Loan pursuant to the Servicemembers Civil Relief Act of 2003, or the Relief Act or similar state or local law.

Special Hazard Loss—Means a Realized Loss on a Group II-V Mortgage Loan, as reported by the related servicer to the trustee, attributable to damage or a direct physical loss suffered by a mortgaged property-including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the mortgaged property under the pooling and servicing agreement or any loss due to normal wear and tear or certain other causes.

Special Hazard Loss Coverage Amount—Means the amount required by the Rating Agencies to achieve the ratings set forth on page 3 herein less, on each Distribution Date, the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation and (2) the Adjustment Amount. As of any Distribution Date on or after the Credit Support Depletion Date, the Special Hazard Loss Coverage Amount will be zero.

Distributions will be made to the extent of the related Available Funds for the Group II-V Certificates in the order and priority as follows:

A)	first, to the Group II-V Senior Certificates of the related loan group, accrued and unpaid interest as described below; and

B)	second, to the Group II-V Senior Certificates of the related loan group, principal as described herein under “Distributions of Principal on the Group II-V Certificates”.

After giving effect to the distributions set forth in clauses (A) and (B) above, all such remaining Available Funds will be aggregated and the following distributions will be made in the priority set forth below, subject to any payments required to be made to the Group II-V Certificates as described herein under “Cross Collateralization—The Group II-V Certificates”:

A)
first, to each class of Subordinate Certificates, interest and then principal, sequentially, in the following order: Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates; and

B)	second, to the Class R Certificates, the remainder (which is expected to be zero) of all Available Funds.

Distributions of interest and principal to the Group II-V Senior Certificates will be based on payments received or advanced for the Group II-V Mortgage Loans in the related loan group except under the limited circumstances described herein under “Cross-Collateralization—The Group II-V Certificates”. Distributions of interest and principal to the Subordinate Certificates will be based on payments received or advanced for all of the Group II-V Mortgage Loans.

The pass-through rate for each class of the Group II-V Senior Certificates is equal to the weighted average of the net mortgage rates of the Group II-V Mortgage Loans in the related loan group.

The pass-through rate for the Subordinate Certificates shall equal the quotient expressed as a percentage, of (a) the sum of: (i) the product of (x) the Weighted Average Net Rate for loan group II for that Distribution Date and (y) the Class B Component Balance for loan group II immediately prior to such Distribution Date, (ii) the product of (x) the Weighted Average Net Rate for loan group III for that Distribution Date and (y) the Class B Component Balance for loan group III immediately prior to such Distribution Date, (iii) the product of (x) the Weighted Average Net Rate for loan group IV for that Distribution Date and (y) the Class B Component Balance for loan group IV immediately prior to such Distribution Date and (iv) the product of (x) the Weighted Average Net Rate for loan group V for that Distribution Date and (y) the Class B Component Balance for loan group V immediately prior to such Distribution Date, divided by (b) the aggregate of the Class B Component Balances for loan group II, loan group III, loan group IV and loan group V immediately prior to such Distribution Date.

With respect to each class of Group II-V Certificates and each Distribution Date, an amount of interest will accrue on each such class of Group II-V Certificates, generally equal to 1/12th of the applicable pass-through rate for that class multiplied by the related Certificate Principal Balance immediately prior to that Distribution Date. Interest to be distributed on the Group II-V Certificates on any Distribution Date will consist of accrued and unpaid interest as of the previous Distribution Dates and interest accrued during the preceding Accrual Period. Interest will accrue on each class of Group II-V Certificates on the basis of a 360-day year consisting of twelve 30-day months.

The interest entitlement described above for each class of Group II-V Senior Certificates will be reduced by Net Interest Shortfalls experienced by the Group II-V Mortgage Loans in the related loan group for that Distribution Date and the interest entitlement described above for the Subordinate Certificates will be reduced by Net Interest Shortfalls experienced by all of the Group II-V Mortgage Loans for that Distribution Date. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all such classes of Group II-V Certificates related to such loan group, based on the amount of interest each of those classes of Group II- V Certificates would otherwise be entitled to receive on that Distribution Date from such loan group before taking into account any reduction in the amounts resulting from Net Interest Shortfalls. The amount a class of Subordinate Certificates would otherwise be entitled to receive from the Group II-V Mortgage Loans in a loan group before taking into account any such reduction will be based on the amount of interest accruing at the applicable Weighted Average Net Rate on that class’s proportionate share, based on the Certificate Principal Balance, of the related Class B Component Balance for that Distribution Date.

DISTRIBUTIONS OF PRINCIPAL ON THE GROUP II-V CERTIFICATES

Available Funds—With respect to any Distribution Date and each of loan group II, loan group III, loan group IV and loan group V the sum of: (a) all scheduled installments of interest and principal due on the related due date and received prior to the related Determination Date on the Mortgage Loans in the related loan group, together with any advances for the Group II-V Mortgage Loans in the related loan group; (b) (i) all Insurance Proceeds (to the extent not applied to restoration of the mortgaged property or released to the mortgagor in accordance with the servicer’s standard servicing procedures) and Liquidation Proceeds received during the calendar month preceding the month of that Distribution Date on the Group II-V Mortgage Loans in the related loan group, in each case net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any, and (ii) all Recoveries, if any, for such Distribution Date; (c) all partial and full principal prepayments received during the applicable Prepayment Period on the Group II-V Mortgage Loans in the related loan group, exclusive of prepayment premiums and interest accruals received with any prepayments in full if such prepayment in full is received in the month that such prepayment is to be distributed to certificateholders and such interest represents interest accruals for that month; (d) amounts received for that Distribution Date in respect of the substitution of a Group II-V Mortgage Loan in the related loan group, the purchase of a deleted Group II-V Mortgage Loan in the related loan group, or a repurchase of a Group II-V Mortgage Loan in the related loan group by the sponsor as of that Distribution Date; and (e) any amounts payable as Compensating Interest by the servicer or the master servicer on that Distribution Date on the Group II-V Mortgage Loans in the related loan group; minus, (f) in the case of clauses (a) through (e) above, (i) the amounts to which the trustee, securities administrator, master servicer or the servicer is entitled under the pooling and servicing agreement, including accrued and unpaid servicing fees or master servicing fees, unreimbursed advances and certain expenses, in each case allocable to such loan group and (ii) any lender paid mortgage guaranty insurance premiums, if applicable, in the related loan group.

Group II Senior Principal Distribution Amount—With respect to any Distribution Date the sum of: (i) the related Senior Percentage of the Principal Payment Amount for the Group II Mortgage Loans; (ii) the related Senior Prepayment Percentage of the Principal Prepayment Amount for the Group II Mortgage Loans; and (iii) the Senior Liquidation Amount for the Group II Mortgage Loans.

Group III Senior Principal Distribution Amount—With respect to any Distribution Date the sum of: (i) the related Senior Percentage of the Principal Payment Amount for the Group III Mortgage Loans; (ii) the related Senior Prepayment Percentage of the Principal Prepayment Amount for the Group III Mortgage Loans; and (iii) the Senior Liquidation Amount for the Group III Mortgage Loans.

Group IV Senior Principal Distribution Amount—With respect to any Distribution Date the sum of: (i) the related Senior Percentage of the Principal Payment Amount for the Group IV Mortgage Loans; (ii) the related Senior Prepayment Percentage of the Principal Prepayment Amount for the Group IV Mortgage Loans; and (iii) the Senior Liquidation Amount for the Group IV Mortgage Loans.

Group V Senior Principal Distribution Amount—With respect to any Distribution Date the sum of: (i) the related Senior Percentage of the Principal Payment Amount for the Group V Mortgage Loans; (ii) the related Senior Prepayment Percentage of the Principal Prepayment Amount for the Group V Mortgage Loans; and (iii) the Senior Liquidation Amount for the Group V Mortgage Loans.

Principal Payment Amount—With respect to any Distribution Date and each of loan group II, loan group III, loan group IV and loan group V, the sum of: (i) scheduled principal payments on the Group II-V Mortgage Loans in that loan group due on the due date related to that Distribution Date; (ii) the principal portion of repurchase proceeds received with respect to any Group II-V Mortgage Loan in that loan group that was repurchased as permitted or required by the pooling and servicing agreement during the applicable period preceding that Distribution Date; and (iii) any other unscheduled payments of principal that were received on the Group II-V Mortgage Loans in that loan group during the preceding calendar month, other than Principal Prepayments or Liquidation Principal.

Principal Prepayment Amount—With respect to any Distribution Date and loan group II, loan group III, loan group IV and loan group V, the sum of (i) all Principal Prepayments in full and in part in that loan group which were received during the applicable Prepayment Period preceding that Distribution Date and (ii) all Recoveries related to that loan group received during the calendar month preceding the month of that Distribution Date.

Principal Prepayments—Means any mortgagor payment or other recovery of principal on a Group II-V Mortgage Loan that is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Realized Loss—Means the amount determined by the servicer and evidenced by an officers’ certificate delivered to the trustee and securities administrator, in connection with any Group II-V Mortgage Loan equal to: (i) for any Liquidated Group II-V Mortgage Loan, the excess of its Stated Principal Balance plus interest at a rate equal to the applicable net mortgage rate from the due date as to which interest was last paid up to the first due date after the liquidation over any proceeds received in connection with the liquidation, after application of all withdrawals permitted to be made by that servicer from the related collection account; (ii) for any Group II-V Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of such Group II-V Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (iii) for any Group II-V Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Group II-V Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Group II-V Mortgage Loan, discounted monthly at the applicable mortgage rate.

Recovery—With respect to any Liquidated Group II-V Mortgage Loan and Distribution Date, an amount received in respect of such Liquidated Group II-V Mortgage Loan during the prior calendar month which has previously been allocated as a Realized Loss to a class or classes of Group II-V Certificates, net of reimbursable expenses.

Senior Liquidation Amount—With respect to any Distribution Date and for any of loan group II, loan group III, loan group IV and loan group V, for each Group II-V Mortgage Loan that became a Liquidated Group II-VMortgage Loan during the calendar month preceding the month of that Distribution Date, the lesser of (i) the related Senior Percentage of the Stated Principal Balance of that Group II-V Mortgage Loan and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to that Group II-V Mortgage Loan.

Senior Percentage—With respect to any Distribution Date and loan group II, loan group III, loan group IV and loan group V, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the classes of Group II-V Senior Certificates related to such loan group immediately prior to that Distribution Date and the denominator of which is the Aggregate Loan Group Balance for such loan group as of the first day of the related due period, subject to adjustment for prepayments in full received and distributed in the month prior to that Distribution Date. In no event will the Senior Percentage for any loan group exceed 100%.

Senior Prepayment Percentage—With respect to loan group II, loan group III, loan group IV and loan group V and any Distribution Date occurring during the seven years beginning on the first Distribution Date, 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Group II-V Senior Certificates while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance evidenced by the Group II-V Senior Certificates. Increasing the respective interest of the Group II-V Senior Certificates relative to that of the Subordinate Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

The Senior Prepayment Percentage for each of loan group II, loan group III, loan group IV and loan group V, and any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: (i) for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date; (ii) for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date; (iii) for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date; (iv) for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and (v) for any Distribution Date after the fourth year thereafter, the related Senior Percentage for that Distribution Date.

There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph. On any Distribution Date, and for the Group II Mortgage Loans, the Group III Mortgage Loans, Group IV Mortgage Loans and Group V Mortgage Loans (i) if the Senior Percentage exceeds its initial Senior Percentage, the Senior Prepayment Percentage for each of loan group II, loan group III, loan group IV, and loan group V for that Distribution Date will equal 100%, (ii) if on or before the Distribution Date in May 2009, the Class B Percentage for such Distribution Date is greater than or equal to twice the Class B Percentage as of the closing date, then the Senior Prepayment Percentage for each loan group for such Distribution Date will equal the related Senior Percentage, plus 50% of the related Subordinate Percentage for that Distribution Date, and (iii) if after the Distribution Date in May 2009, the Class B Percentage for such Distribution Date is greater than or equal to twice the Class B Percentage as of the Closing Date, then the Senior Prepayment Percentage for each loan group for such Distribution Date will equal the related Senior Percentage.

Notwithstanding the foregoing, the Senior Prepayment Percentage for loan group II, loan group III, loan group IV and loan group V will equal 100% for any Distribution Date as to which (i) the outstanding principal balance of the Group II-V Mortgage Loans in the related loan group, delinquent 60 days or more (including all REO and Group II-V Mortgage Loans in foreclosure) averaged over the preceding six month period, as a percentage of the related Class B Component Balance as of that Distribution Date is equal to or greater than 50% or (ii) cumulative Realized Losses for the Group II-V Mortgage Loans in the related loan group exceed:

•	for any Distribution Date prior to the Distribution Date in June 2009, 20% of the related original Class B Component Balance;

•	for any Distribution Date on or after the Distribution Date in June 2009 through the Distribution Date in May 2014, 30% of the related original Class B Component Balance;

•	for any Distribution Date on or after the Distribution Date in June 2014 through the Distribution Date in May 2015, 35% of the related original Class B Component Balance;

•	for any Distribution Date on or after the Distribution Date in June 2015 through the Distribution Date in May 2016, 40% of the related original Class B Component Balance;

•	for any Distribution Date on or after the Distribution Date in June 2016 through the Distribution Date in May 2017, 45% of the related original Class B Component Balance; and

•	for any Distribution Date on or after the Distribution Date in June 2017, 50% of the related original Class B Component Balance.

If the Senior Prepayment Percentage for one loan group equals 100% due to the limitations set forth above, then the Senior Prepayment Percentage for the other loan groups will equal 100%.

If on any distribution date the allocation to the class of Group II-V Senior Certificates then entitled to distributions of principal prepayments in full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Certificate Principal Balance of that class below zero, the distribution to that class of Group II-V Senior Certificates of the Senior Prepayment Percentage of those amounts for that Distribution Date will be limited to the percentage necessary to reduce the related Certificate Principal Balance to zero.

Stated Principal Balance—With respect to any Group II-V Mortgage Loan and any date of determination, the principal balance of that Group II-V Mortgage Loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Group II-V Mortgage Loan on or before that date of determination, and as further reduced to the extent that any Realized Loss on that Group II-V Mortgage Loan has been allocated to one or more classes of Group II-V Certificates on or before that date of determination.

Subordinate Liquidation Amount—With respect to any Distribution Date and loan group II, loan group III, loan group IV and loan group V, the excess, if any, of the aggregate Liquidation Principal for all Group II-V Mortgage Loans related to that loan group that became Liquidated Group II-V Mortgage Loans during the calendar month preceding the month of that Distribution Date, over the related Senior Liquidation Amount for that Distribution Date.

Subordinate Percentage—With respect to any Distribution Date and loan group II, loan group III, loan group IV and loan group V, the excess of 100% over the related Senior Percentage for that date.

Subordinate Prepayment Percentage—With respect to any Distribution Date and loan group II, loan group III, loan group IV and loan group V, the excess of 100% over the related Senior Prepayment Percentage for that Distribution Date; provided, however, that if the aggregate Certificate Principal Balance of the related Group II-V Senior Certificates has been reduced to zero, then the Subordinate Prepayment Percentage for that loan group will equal 100%.

Subordinate Principal Distribution Amount—With respect to any Distribution Date and loan group II, loan group III, loan group IV and loan group V, the sum of the following amounts calculated for each loan group: (i) the related Subordinate Percentage of the related Principal Payment Amount; (ii) the related Subordinate Prepayment Percentage of the related Principal Prepayment Amount; and (iii) the related Subordinate Liquidation Amount; less (iv) the amount of certain cross-collateralization payments as described herein under “Cross-Collateralization—The Group II-V Certificates”.

Subordination Level—With respect to any Distribution Date for any class of Group II-V Senior Certificates, the percentage obtained by dividing the sum of the Certificate Principal Balances of all classes of Subordinate Certificates which are subordinate in right of payment to that class by the Certificate Principal Balances of all classes of Group II-V Certificates, in each case immediately prior to that Distribution Date.

Weighted Average Net Rate—With respect to any Distribution Date and loan group II, loan group III, loan group IV and loan group V, the weighted average of the Net Mortgage Rates of the Group II-V Mortgage Loans in such loan group.

With respect to the Group II-V Senior Certificates and the Subordinate Certificates, principal distributions from the funds available therefor will be paid on each Distribution Date as follows:

A)  an amount, up to the amount of the Group II Senior Principal Distribution Amount for that Distribution Date, will be distributed as principal, to the Group II Senior Certificates on a pro rata basis, based on the Certificate Principal Balance of each class of Group II Senior Certificates, until the Certificate Principal Balance of each such class has been reduced to zero;

B)  an amount, up to the amount of the Group III Senior Principal Distribution Amount for that Distribution Date, will be distributed as principal, to the Group III Senior Certificates on a pro rata basis, based on the Certificate Principal Balance of each class of Group III Senior Certificates, until the Certificate Principal Balance of each such class has been reduced to zero;

C)  an amount, up to the amount of the Group IV Senior Principal Distribution Amount for that Distribution Date, will be distributed as principal, to the Group IV Senior Certificates on a pro rata basis, based on the Certificate Principal Balance of each class of Group IV Senior Certificates, until the Certificate Principal Balance of each such class has been reduced to zero;

D)  an amount, up to the amount of the Group V Senior Principal Distribution Amount for that Distribution Date, will be distributed as principal, to the Group V Senior Certificates on a pro rata basis, based on the Certificate Principal Balance of each class of Group V Senior Certificates, until the Certificate Principal Balance of each such class has been reduced to zero;

E)  an amount, up to the amount of the Subordinate Principal Distribution Amount for that Distribution Date, will be distributed as principal, sequentially, to the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, in that order, until each class of Subordinate Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for that Distribution Date. Each class of Subordinate Certificates will be entitled to receive (except on Distribution Dates on which the Subordination Level for any class of the Subordinate Certificates is less than the Subordination Level as of the Closing Date) its pro rata share, based on its respective Certificate Principal Balance, of the Subordinate Principal Distribution Amount; and

F)  for each class of Subordinate Certificates, if on any Distribution Date the related Subordination Level of that class is less than the related Subordination Level of such class as of the Closing Date, no distributions of principal prepayments in full and partial principal prepayments will be made to any class or classes junior to that class. The amount otherwise distributable to those classes will be allocated among the remaining classes of Subordinate Certificates, pro rata, based upon their respective Certificate Principal Balances.

ANNEX A
GROUP II-V MORTGAGE LOAN CHARACTERISTICS

The Group II-V Mortgage Loans are expected to have the following characteristics as of May 1, 2006 (the “Cut-off Date”), subject to a permitted variance of plus or minus 10%:

NAAC 2006-AF1 Deal Characteristics of the Group II-V Mortgage Loans - ARMs

	GROUP II	GROUP III	GROUP IV	GROUP V	GROUP II-V
Current Mortgage Rate*	6.670%	6.906%	6.659%	6.595%	6.804%
Current Net Mortgage Rate*	6.415%	6.644%	6.404%	6.340%	6.545%
Cut-off Date Mortgage Loan Principal Balance	$25,251,204.53	$171,381,470.49	$51,517,686.90	$30,901,909.80	$279,052,271.72
Cut-off Date Average Mortgage Loan Principal Balance	$327,937.72	$291,961.62	$525,690.68	$594,267.50	$342,816.06
Mortgage Loan Count	77	587	98	52	814
Original Term (months)*	360	360	360	360	360
Months Since Origination*	2	2	2	2	2
Stated Remaining Term (months)*	358	358	358	358	358
Mortgage Loans with Interest Only Terms	91.56%	92.01%	90.58%	97.57%	92.32%
Mortgage Loans with Prepay Penalty Terms	89.83%	66.12%	84.35%	82.25%	73.42%
Original Prepay Penalty Term (months)**	32	30	29	23	29
Remaining Prepay Penalty Term (months)**	30	28	27	21	27
Credit Score**	720	705	727	723	712
Original Loan-to-Value Ratio*	73.82%	76.65%	71.90%	72.50%	75.05%
Original Loan-to-Value Ratio Over 80% Without MI	0.00%	0.12%	0.00%	0.00%	0.07%
Documentation Type - Full / Alternative	18.91%	14.82%	10.11%	5.16%	13.25%
Loan Purpose - Purchase / Rate-Term	89.57%	73.27%	77.96%	50.79%	73.12%
Occupancy Type - Primary / Second Home	74.38%	82.86%	88.04%	94.59%	84.35%
Property Type - Single Family Residence / PUD	79.03%	79.75%	74.80%	68.42%	77.52%
California Concentration	65.78%	39.74%	77.42%	82.28%	53.77%
Months to Next Rate Adjustment*	34	58	82	118	67
First Periodic Rate Cap*	3.741%	5.611%	5.960%	5.913%	5.540%
Subsequent Periodic Rate Cap*	1.418%	1.732%	2.000%	2.000%	1.783%
Lifetime Rate Cap*	6.025%	5.646%	5.960%	5.913%	5.768%
Gross Margin*	3.136%	2.725%	2.338%	2.250%	2.638%
Net Margin*	2.881%	2.464%	2.083%	1.995%	2.379%
Minimum Mortgage Rate*	3.233%	2.887%	2.369%	2.279%	2.755%
Maximum Mortgage Rate*	12.695%	12.552%	12.619%	12.508%	12.572%
Conforming %	55.44%	72.23%	18.15%	23.10%	55.28%

* Weighted Average
** Non-zero Weighted Average

MORTGAGE PROGRAMS

GROUP II-V

	Percentage
	by
	Aggregrate
	Cut-off			Months to
	Date		Current	Next Rate		First	Subsequent
	Principal	Cut-off Date	Mortgage	Adjustment	Gross	Periodic	Periodic	Lifetime
Program	Balances (%)	Principal Balance ($)	Rate (%)	Date (Months)	Margin (%)	Rate Cap (%)	Rate Cap (%)	Rate Cap (%)
3/1 LIBOR	0.11	320,000.00	6.000	34	3.250	2.000	2.000	6.000
3/6 LIBOR	8.87	24,757,737.54	6.674	34	3.141	3.755	1.413	6.033
5/1 LIBOR	8.66	24,171,746.05	6.544	58	2.415	5.625	2.000	5.625
5/6 LIBOR	52.82	147,383,191.43	6.966	58	2.776	5.609	1.687	5.649
7/1 LIBOR	3.82	10,660,651.74	6.457	82	2.281	5.808	2.000	5.808
7/6 LIBOR	14.64	40,857,035.16	6.711	82	2.352	6.000	2.000	6.000
10/1 LIBOR	0.73	2,024,749.84	6.448	118	2.250	5.000	2.000	5.000
10/6 LIBOR	10.35	28,877,159.96	6.605	118	2.250	5.977	2.000	5.977
Total:	100.00	279,052,271.72	6.804	67	2.638	5.540	1.783	5.768

GROUP II

	Percentage
	by
	Aggregrate
	Cut-off			Months to
	Date		Current	Next Rate		First	Subsequent
	Principal	Cut-off Date	Mortgage	Adjustment	Gross	Periodic	Periodic	Lifetime
Program	Balances (%)	Principal Balance ($)	Rate (%)	Date (Months)	Margin (%)	Rate Cap (%)	Rate Cap (%)	Rate Cap (%)
3/1 LIBOR	1.27	320,000.00	6.000	34	3.250	2.000	2.000	6.000
3/6 LIBOR	98.05	24,757,737.54	6.674	34	3.141	3.755	1.413	6.033
5/6 LIBOR	0.69	173,466.99	7.250	38	2.250	5.000	1.000	5.000
Total:	100.00	25,251,204.53	6.670	34	3.136	3.741	1.418	6.025

GROUP III

	Percentage
	by
	Aggregrate
	Cut-off			Months to
	Date		Current	Next Rate		First	Subsequent
	Principal	Cut-off Date	Mortgage	Adjustment	Gross	Periodic	Periodic	Lifetime
Program	Balances (%)	Principal Balance ($)	Rate (%)	Date (Months)	Margin (%)	Rate Cap (%)	Rate Cap (%)	Rate Cap (%)
5/1 LIBOR	14.10	24,171,746.05	6.544	58	2.415	5.625	2.000	5.625
5/6 LIBOR	85.90	147,209,724.44	6.965	58	2.776	5.609	1.688	5.649
Total:	100.00	171,381,470.49	6.906	58	2.725	5.611	1.732	5.646

GROUP IV

	Percentage
	by
	Aggregrate
	Cut-off			Months to
	Date		Current	Next Rate		First	Subsequent
	Principal	Cut-off Date	Mortgage	Adjustment	Gross	Periodic	Periodic	Lifetime
Program	Balances (%)	Principal Balance ($)	Rate (%)	Date (Months)	Margin (%)	Rate Cap (%)	Rate Cap (%)	Rate Cap (%)
7/1 LIBOR	20.69	10,660,651.74	6.457	82	2.281	5.808	2.000	5.808
7/6 LIBOR	79.31	40,857,035.16	6.711	82	2.352	6.000	2.000	6.000
Total:	100.00	51,517,686.90	6.659	82	2.338	5.960	2.000	5.960

GROUP V

	Percentage
	by
	Aggregrate
	Cut-off			Months to
	Date		Current	Next Rate		First	Subsequent
	Principal	Cut-off Date	Mortgage	Adjustment	Gross	Periodic	Periodic	Lifetime
Program	Balances (%)	Principal Balance ($)	Rate (%)	Date (Months)	Margin (%)	Rate Cap (%)	Rate Cap (%)	Rate Cap (%)
10/1 LIBOR	6.55	2,024,749.84	6.448	118	2.250	5.000	2.000	5.000
10/6 LIBOR	93.45	28,877,159.96	6.605	118	2.250	5.977	2.000	5.977
Total:	100.00	30,901,909.80	6.595	118	2.250	5.913	2.000	5.913

Current Mortgage Rates of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Current Mortgage Rates of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
4.251 - 4.500	3.06	0.00	0.00	0.00	0.28
4.501 - 4.750	0.00	0.00	1.30	0.00	0.24
4.751 - 5.000	1.41	0.00	0.00	0.00	0.13
5.251 - 5.500	3.99	0.44	0.00	0.00	0.63
5.501 - 5.750	2.28	1.04	0.60	0.00	0.96
5.751 - 6.000	3.30	2.91	1.88	10.34	3.58
6.001 - 6.250	4.10	8.19	13.28	6.91	8.62
6.251 - 6.500	15.37	12.51	18.29	24.15	15.13
6.501 - 6.750	19.52	16.34	24.25	25.68	19.12
6.751 - 7.000	20.37	19.45	24.42	29.62	21.58
7.001 - 7.250	5.39	14.11	15.97	0.87	12.20
7.251 - 7.500	21.21	18.09	0.00	2.43	13.30
7.501 - 7.750	0.00	6.93	0.00	0.00	4.26
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	4.375	5.375	4.750	5.875	4.375
Maximum	7.500	7.625	7.250	7.500	7.625
Weighted Average	6.670	6.906	6.659	6.595	6.804

Current Net Mortgage Rates of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Current Net Mortgage Rates of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
4.001 - 4.250	3.06	0.00	0.00	0.00	0.28
4.251 - 4.500	0.00	0.00	1.30	0.00	0.24
4.501 - 4.750	1.41	0.00	0.00	0.00	0.13
5.001 - 5.250	3.99	0.44	0.00	0.00	0.63
5.251 - 5.500	2.28	1.04	0.60	0.00	0.96
5.501 - 5.750	3.30	2.91	1.88	10.34	3.58
5.751 - 6.000	4.10	8.19	13.28	6.91	8.62
6.001 - 6.250	15.37	12.80	18.29	24.15	15.30
6.251 - 6.500	19.52	16.64	24.25	25.68	19.30
6.501 - 6.750	20.37	19.41	24.42	29.62	21.55
6.751 - 7.000	5.39	14.16	15.97	0.87	12.23
7.001 - 7.250	21.21	17.97	0.00	2.43	13.23
7.251 - 7.500	0.00	6.45	0.00	0.00	3.96
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	4.120	5.120	4.495	5.620	4.120
Maximum	7.245	7.370	6.995	7.245	7.370
Weighted Average	6.415	6.644	6.404	6.340	6.545

Principal Balances of the Group II-V Mortgage Loans at Origination

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Principal Balances of the Mortgage Loans at Origination	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
25,000.01 - 50,000.00	0.00	0.03	0.00	0.00	0.02
50,000.01 - 75,000.00	0.00	0.22	0.14	0.00	0.16
75,000.01 - 100,000.00	0.00	1.26	0.00	0.00	0.77
100,000.01 - 125,000.00	2.23	2.00	1.33	0.00	1.67
125,000.01 - 150,000.00	3.36	3.60	0.82	0.00	2.67
150,000.01 - 175,000.00	3.92	3.04	0.64	0.00	2.34
175,000.01 - 200,000.00	4.42	5.11	1.09	0.58	3.80
200,000.01 - 225,000.00	5.90	5.64	0.79	0.69	4.22
225,000.01 - 250,000.00	2.77	7.50	0.00	2.24	5.10
250,000.01 - 275,000.00	8.30	7.53	1.52	0.87	5.75
275,000.01 - 350,000.00	10.79	18.56	2.38	3.11	13.16
350,000.01 - 450,000.00	17.12	18.29	10.61	11.89	16.06
450,000.01 - 550,000.00	15.96	8.35	18.23	16.07	11.72
550,000.01 - 650,000.00	4.74	6.63	17.44	17.95	9.71
650,000.01 - 750,000.00	5.73	3.26	16.33	9.37	6.57
750,000.01 - 850,000.00	3.06	3.29	9.13	7.74	4.84
850,000.01 - 950,000.00	0.00	2.64	3.48	6.05	2.93
Greater than or equal to 950,000.01	11.70	3.05	16.08	23.43	8.49
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	106,000.00	48,300.00	73,000.00	179,200.00	48,300.00
Maximum	1,000,000.00	1,300,000.00	1,500,000.00	1,891,500.00	1,891,500.00
Average	328,026.69	292,102.82	525,799.19	594,279.31	342,940.12

Cut-off Date Principal Balances of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Cut-off Date Principal Balances of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
25,000.01 - 50,000.00	0.00	0.03	0.00	0.00	0.02
50,000.01 - 75,000.00	0.00	0.22	0.14	0.00	0.16
75,000.01 - 100,000.00	0.00	1.32	0.00	0.00	0.81
100,000.01 - 125,000.00	2.23	1.94	1.33	0.00	1.64
125,000.01 - 150,000.00	3.36	3.69	0.82	0.00	2.72
150,000.01 - 175,000.00	4.61	3.06	0.64	0.00	2.41
175,000.01 - 200,000.00	3.73	5.00	1.09	0.58	3.68
200,000.01 - 225,000.00	5.90	5.76	0.79	0.69	4.30
225,000.01 - 250,000.00	2.77	7.52	0.00	2.24	5.12
250,000.01 - 275,000.00	8.30	7.39	1.52	0.87	5.67
275,000.01 - 350,000.00	10.79	18.56	2.38	3.11	13.16
350,000.01 - 450,000.00	17.12	18.29	10.61	11.89	16.06
450,000.01 - 550,000.00	15.96	8.35	18.23	16.07	11.72
550,000.01 - 650,000.00	4.74	6.63	17.44	17.95	9.71
650,000.01 - 750,000.00	5.73	3.26	16.33	9.37	6.57
750,000.01 - 850,000.00	3.06	3.29	9.13	7.74	4.84
850,000.01 - 950,000.00	0.00	2.64	3.48	6.05	2.93
Greater than or equal to 950,000.01	11.70	3.05	16.08	23.43	8.49
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	106,000.00	48,300.00	73,000.00	179,200.00	48,300.00
Maximum	1,000,000.00	1,300,000.00	1,497,076.74	1,891,500.00	1,891,500.00
Average	327,937.72	291,961.62	525,690.68	594,267.50	342,816.06

Original Terms of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Original Terms of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
360	100.00	100.00	100.00	100.00	100.00
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	360	360	360	360	360
Maximum	360	360	360	360	360
Average	360	360	360	360	360

Stated Remaining Terms of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Stated Remaining Terms of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
300 - 339	0.69	0.00	0.00	0.00	0.06
Greater than or equal to 340	99.31	100.00	100.00	100.00	99.94
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	338	351	354	354	338
Maximum	359	360	359	359	360
Weighted Average	358	358	358	358	358

Months Since Origination of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Months Since Origination of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
0	0.00	3.80	0.00	0.00	2.33
1	39.32	30.04	34.19	33.61	32.04
2	42.64	41.33	50.54	31.82	42.09
3	17.35	19.48	11.05	33.82	19.32
4 - 6	0.00	4.66	4.21	0.75	3.72
7 - 9	0.00	0.69	0.00	0.00	0.43
Greater than or equal to 13	0.69	0.00	0.00	0.00	0.06
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	1	0	1	1	0
Maximum	22	9	6	6	22
Weighted Average	2	2	2	2	2

Original Interest Only Terms of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Original Interest Only Terms of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
0	8.44	7.99	9.42	2.43	7.68
36	11.36	0.00	0.00	0.00	1.03
60	8.42	13.28	0.00	0.00	8.92
84	0.00	0.00	3.20	0.00	0.59
120	71.77	78.73	87.38	97.57	81.79
Total:	100.00	100.00	100.00	100.00	100.00
Non-zero Minimum	36	60	84	120	36
Maximum	120	120	120	120	120
Non-zero Weighted Average	104	111	119	120	113

Original Prepay Penalty Terms of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Original Prepay Penalty Terms of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
0	10.17	33.88	15.65	17.75	26.58
6	4.99	7.29	21.22	43.46	13.66
12	8.23	7.48	1.85	0.00	5.68
24	3.80	3.76	0.00	0.00	2.65
36	72.81	44.53	56.73	28.06	47.52
60	0.00	3.06	4.54	10.74	3.90
Total:	100.00	100.00	100.00	100.00	100.00
Non-zero Minimum	6	6	6	6	6
Maximum	36	60	60	60	60
Non-zero Weighted Average	32	30	29	23	29
Non-zero Weighted Average (Remaining Prepay Penalty Terms)	30	28	27	21	27

Credit Scores of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Credit Scores of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
Not Available	0.00	0.60	0.00	0.00	0.37
601 - 620	0.00	0.38	1.07	0.00	0.43
621 - 640	0.82	5.82	3.62	0.87	4.41
641 - 660	5.25	10.78	0.50	0.00	7.19
661 - 680	16.31	16.39	7.54	3.73	13.35
681 - 700	11.21	15.84	18.28	30.74	17.52
701 - 720	19.35	14.23	13.48	14.13	14.55
721 - 740	15.16	13.05	13.73	11.89	13.24
741 - 760	8.71	9.87	17.81	23.74	12.77
761 - 780	16.46	8.71	13.86	11.02	10.61
781 - 800	6.73	2.95	6.32	2.90	3.91
Greater than or equal to 801	0.00	1.38	3.81	0.97	1.66
Total:	100.00	100.00	100.00	100.00	100.00
Non-zero Minimum	627	611	620	628	611
Maximum	792	816	815	803	816
Non-zero Weighted Average	720	705	727	723	712

Original Loan-to-Value Ratios of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Original Loan-to-Value Ratios of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
Less than or equal to 50.00	0.00	2.38	7.96	0.97	3.04
50.01 - 55.00	3.06	1.18	0.00	0.00	1.00
55.01 - 60.00	2.93	1.81	5.24	4.32	2.82
60.01 - 65.00	5.77	4.70	11.70	25.60	8.40
65.01 - 70.00	38.17	15.57	15.83	5.47	16.55
70.01 - 75.00	6.63	8.33	9.57	19.44	9.64
75.01 - 80.00	39.70	56.35	48.55	43.32	51.96
80.01 - 85.00	0.00	0.82	0.00	0.00	0.51
85.01 - 90.00	0.00	3.32	0.39	0.87	2.21
90.01 - 95.00	3.17	3.36	0.00	0.00	2.35
95.01 - 100.00	0.58	2.16	0.76	0.00	1.52
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	55.00	17.14	25.10	26.09	17.14
Maximum	100.00	100.00	100.00	90.00	100.00
Weighted Average	73.82	76.65	71.90	72.50	75.05

Documentation Type of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Documentation Type of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
Full (I-A)	17.73	11.68	7.12	2.73	10.40
Alternate	1.18	3.14	2.99	2.43	2.85
Reduced with VOA (A-SI)	17.23	48.77	73.28	74.61	53.30
Reduced with VOI (I-NA)	0.00	0.28	0.00	0.00	0.17
No Ratio (A-NI)	55.46	23.34	7.09	8.33	21.59
Stated/Stated with Vvoe	1.98	4.02	2.01	5.54	3.63
None (NI-NA)	6.42	8.77	7.51	6.35	8.06
Total:	100.00	100.00	100.00	100.00	100.00

Loan Purpose of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Loan Purpose of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
Purchase	87.53	65.36	71.93	43.18	66.12
Refi-Cash Out	10.43	26.73	22.04	49.21	26.88
Refi-Rate/Term	2.04	7.91	6.03	7.61	7.00
Total:	100.00	100.00	100.00	100.00	100.00

Occupancy Status of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Occupancy Status of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
Owner-Occupied	68.99	77.80	82.69	91.65	79.44
Investor	25.62	17.14	11.96	5.41	15.65
Second Home	5.39	5.05	5.36	2.94	4.91
Total:	100.00	100.00	100.00	100.00	100.00

Property Type of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Property Type of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
PUD Attached	26.43	20.53	24.17	6.96	20.23
PUD Detached	2.05	7.03	0.00	0.00	4.50
Single Family Attached	0.00	0.25	0.00	0.00	0.15
Single Family Detached	50.55	51.95	50.63	61.47	52.63
Condo (Low Rise)	6.21	10.38	7.14	13.22	9.72
Condo (Hi Rise)	1.75	0.53	0.00	0.00	0.48
2-Family	8.88	4.44	10.56	9.34	6.52
3-Family	1.18	2.56	1.88	0.00	2.03
4-Family	2.95	2.34	5.62	9.01	3.74
Total:	100.00	100.00	100.00	100.00	100.00

Geographic Distribution of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Geographic Distribution of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
California	65.78	39.74	77.42	82.28	53.77
Florida	7.48	15.21	6.88	3.15	11.64
Nevada	15.71	12.41	0.00	0.00	9.04
New York	1.03	6.78	1.09	0.00	4.45
Virginia	6.02	5.59	1.13	0.00	4.19
Maryland	0.43	4.09	0.00	4.68	3.07
Arizona	0.82	2.89	3.01	0.00	2.40
New Jersey	0.00	1.49	3.44	5.88	2.20
Hawaii	0.00	1.79	3.16	0.00	1.68
Georgia	0.00	2.00	0.42	0.00	1.31
Other	2.73	8.02	3.45	4.01	6.25
Total:	100.00	100.00	100.00	100.00	100.00

Months to Next Rate Adjustment Date of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Months to Next Rate Adjustment Date of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
25 - 36	99.31	0.00	0.00	0.00	8.99
37 - 60	0.69	100.00	0.00	0.00	61.48
61 - 84	0.00	0.00	100.00	0.00	18.46
85 - 120	0.00	0.00	0.00	100.00	11.07
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	33	51	78	114	33
Maximum	38	60	83	119	119
Weighted Average	34	58	82	118	67

First Periodic Rate Caps of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
First Periodic Rate Caps of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
1.751 - 2.000	13.62	0.00	0.00	0.00	1.23
2.751 - 3.000	56.91	0.44	0.00	0.00	5.42
4.751 - 5.000	0.69	37.53	3.98	8.66	24.80
5.501 - 5.750	0.00	0.33	0.00	0.00	0.20
5.751 - 6.000	28.78	61.41	96.02	91.34	68.16
6.001 - 6.250	0.00	0.21	0.00	0.00	0.13
6.251 - 6.500	0.00	0.08	0.00	0.00	0.05
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	2.000	3.000	5.000	5.000	2.000
Maximum	6.000	6.375	6.000	6.000	6.375
Weighted Average	3.741	5.611	5.960	5.913	5.540

Subsequent Periodic Rate Caps of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Subsequent Periodic Rate Caps of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
0.751 - 1.000	58.22	32.11	0.00	0.00	24.99
1.751 - 2.000	41.78	66.56	100.00	100.00	74.20
5.751 - 6.000	0.00	1.33	0.00	0.00	0.82
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	1.000	1.000	2.000	2.000	1.000
Maximum	2.000	6.000	2.000	2.000	6.000
Weighted Average	1.418	1.732	2.000	2.000	1.783

Lifetime Rate Caps of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Lifetime Rate Caps of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
4.751 - 5.000	3.96	35.47	3.98	8.66	23.84
5.751 - 6.000	91.87	64.24	96.02	91.34	75.61
6.001 - 6.250	0.00	0.21	0.00	0.00	0.13
6.251 - 6.500	0.00	0.08	0.00	0.00	0.05
6.751 - 7.000	3.39	0.00	0.00	0.00	0.31
9.751 - 10.000	0.78	0.00	0.00	0.00	0.07
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	5.000	5.000	5.000	5.000	5.000
Maximum	10.000	6.375	6.000	6.000	10.000
Weighted Average	6.025	5.646	5.960	5.913	5.768

Gross Margins of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Gross Margins of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
2.001 - 2.250	45.74	51.65	92.53	100.00	64.02
2.251 - 2.500	0.00	3.65	0.00	0.00	2.24
2.501 - 2.750	14.17	7.84	0.00	0.00	6.10
2.751 - 3.000	3.89	9.56	0.00	0.00	6.22
3.001 - 3.250	3.93	5.57	2.31	0.00	4.20
3.251 - 3.500	11.24	14.03	5.16	0.00	10.58
3.501 - 3.750	0.00	1.87	0.00	0.00	1.15
3.751 - 4.000	0.00	3.45	0.00	0.00	2.12
4.001 - 4.250	0.00	0.74	0.00	0.00	0.45
4.251 - 4.500	0.00	0.73	0.00	0.00	0.45
4.501 - 4.750	0.00	0.16	0.00	0.00	0.10
4.751 - 5.000	17.64	0.76	0.00	0.00	2.07
5.751 - 6.000	1.93	0.00	0.00	0.00	0.17
6.001 - 6.250	1.45	0.00	0.00	0.00	0.13
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	2.250	2.250	2.250	2.250	2.250
Maximum	6.250	5.000	3.500	2.250	6.250
Weighted Average	3.136	2.725	2.338	2.250	2.638

Minimum Mortgage Rates of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Minimum Mortgage Rates of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
1.751 - 2.000	1.63	0.11	1.16	0.00	0.43
2.001 - 2.250	44.45	50.63	90.59	99.27	62.83
2.251 - 2.500	0.00	4.24	0.00	0.00	2.60
2.501 - 2.750	14.17	4.49	0.00	0.00	4.04
2.751 - 3.000	3.89	9.56	0.00	0.00	6.22
3.001 - 3.250	3.93	5.57	2.31	0.00	4.20
3.251 - 3.500	11.24	14.03	5.16	0.00	10.58
3.501 - 3.750	0.62	1.87	0.00	0.00	1.20
3.751 - 4.000	0.00	3.45	0.00	0.00	2.12
4.001 - 4.250	0.67	0.74	0.00	0.00	0.51
4.251 - 4.500	0.00	0.73	0.00	0.00	0.45
4.501 - 4.750	0.00	0.16	0.00	0.00	0.10
4.751 - 5.000	10.97	0.76	0.00	0.00	1.46
6.001 - 6.250	0.00	0.32	0.00	0.73	0.28
6.251 - 6.500	2.17	0.00	0.00	0.00	0.20
6.501 - 6.750	1.14	0.77	0.78	0.00	0.72
6.751 - 7.000	1.93	0.87	0.00	0.00	0.71
7.001 - 7.250	2.48	0.65	0.00	0.00	0.62
7.251 - 7.500	0.70	0.59	0.00	0.00	0.43
7.501 - 7.750	0.00	0.47	0.00	0.00	0.29
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	2.000	2.000	2.000	2.250	2.000
Maximum	7.500	7.625	6.625	6.250	7.625
Weighted Average	3.233	2.887	2.369	2.279	2.755

Maximum Mortgage Rates of the Group II-V Mortgage Loans

	Group II	Group III	Group IV	Group V	Group II-V
	Percentage by	Percentage by	Percentage by	Percentage by	Percentage by
	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date	Aggregate Cut-off Date
Maximum Mortgage Rates of the Mortgage Loans	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)	Principal Balance (%)
10.251 - 10.500	3.06	0.00	0.00	0.00	0.28
10.501 - 10.750	0.00	0.22	1.90	0.00	0.49
10.751 - 11.000	1.41	1.25	0.00	0.75	0.98
11.001 - 11.250	0.82	4.04	3.02	1.33	3.26
11.251 - 11.500	4.84	3.96	0.14	5.00	3.45
11.501 - 11.750	2.28	4.05	0.22	0.69	2.81
11.751 - 12.000	3.30	7.79	1.88	9.58	6.49
12.001 - 12.250	3.97	11.59	10.27	6.45	10.09
12.251 - 12.500	16.13	16.77	18.15	19.15	17.23
12.501 - 12.750	18.75	14.75	24.03	24.99	17.96
12.751 - 13.000	18.43	13.49	24.42	29.62	17.74
13.001 - 13.250	3.24	6.66	15.97	0.00	7.33
13.251 - 13.500	19.60	10.31	0.00	2.43	8.38
13.501 - 13.750	0.00	5.10	0.00	0.00	3.13
13.751 - 14.000	1.93	0.00	0.00	0.00	0.17
14.001 - 14.250	1.45	0.00	0.00	0.00	0.13
16.501 - 16.750	0.78	0.00	0.00	0.00	0.07
Total:	100.00	100.00	100.00	100.00	100.00
Minimum	10.375	10.750	10.750	10.875	10.375
Maximum	16.625	13.625	13.250	13.500	16.625
Weighted Average	12.695	12.552	12.619	12.508	12.572